UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 4, 2015

ANADARKO PETROLEUM CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware

(State of incorporation or organization)

1-8968

(Commission File Number)

76-0146568

(IRS Employer Identification No.)

1201 Lake Robbins Drive

The Woodlands, Texas 77380-1046

(Address of principal executive offices including Zip Code)

Registrant’s telephone number, including area code: (832) 636-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 10, 2015, Anadarko Petroleum Corporation (the “Company”) completed its previously announced public offering and sale of 8,000,000 7.50% tangible equity units (the “Units”) at a public offering price of $50.00 per Unit, pursuant to a Terms Agreement, dated as of June 4, 2015 (including the Underwriting Agreement (Standard Provisions) incorporated therein, the “Terms Agreement”), among the Company, Western Gas Equity Partners, LP (“WGP”), Western Gas Equity Holdings, LLC and J.P. Morgan Securities LLC, as representative of the other underwriters named therein. Pursuant to the Terms Agreement, the Company has also granted the underwriters a 30-day option to purchase up to an additional 1,200,000 Units at the same price.

The sale of the Units was made pursuant to the Company’s Registration Statement on Form S-3, as amended (Registration No. 333-192219), including a prospectus supplement dated June 4, 2015 (the “Prospectus Supplement”) to the prospectus contained therein dated June 3, 2015, filed by the Company with the Securities and Exchange Commission, pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended.

Units

Each Unit is comprised of (i) a prepaid equity purchase contract issued by the Company (each, a “Purchase Contract”) pursuant to which the Company will deliver to the holder, not later than June 7, 2018 (subject to postponement in certain limited circumstances, the “mandatory settlement date”), unless earlier settled, a number of common units (the “WGP common units”) representing limited partner interests in WGP, based on the applicable market value of WGP common units at the settlement rate described below, subject to the Company’s right to elect to issue and deliver shares of the Company’s common stock (“APC Stock”) in lieu of such WGP common units, and (ii) a senior amortizing note issued by the Company (each, an “Amortizing Note”) with an initial principal amount of $10.9507, which will bear interest at the rate of 1.50% per annum, will have a final installment payment date of June 7, 2018 and will pay holders equal quarterly cash installments of $0.9375 per Amortizing Note (except for the September 7, 2015 installment payment, which will be $0.9063 per Amortizing Note), which in the aggregate will be equivalent to a 7.50% cash payment per year with respect to each $50 stated amount of Units.

The Company issued the Units under a purchase contract agreement (the “Purchase Contract Agreement”), dated as of June 10, 2015, between the Company and The Bank of New York Mellon Trust Company, N.A., as purchase contract agent, attorney-in-fact for holders of Purchase Contracts (as defined below) and as trustee under the Indenture (as defined below). The Company issued the Amortizing Notes under an indenture dated as of September 19, 2006, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (in such capacity, the “Trustee”), as supplemented by that certain Third Supplemental Indenture (herein so called), dated as of June 10, 2015 (as supplemented, the “Indenture”). The Purchase Contract Agreement (including the forms of Unit and Purchase Contract) and the Third Supplemental Indenture (including the form of Amortizing Note) are filed as Exhibits 4.1 and 4.2, respectively, to this report and are incorporated herein by reference. The following description of the Units, the Purchase Contracts and the Amortizing Notes is a summary and is not meant to be a complete description of the Units, the Purchase Contracts and the Amortizing Notes.

Purchase Contracts

Unless settled earlier, each Purchase Contract will automatically settle on the mandatory settlement date and the Company will deliver a number of WGP common units, based on the applicable market value of WGP common units, subject to our right to elect to issue and deliver shares of APC Stock in lieu of such WGP common units. The “applicable market value” of WGP common units is the average of the daily VWAPs (as defined below) of WGP common units for the 20 consecutive trading days beginning on, and including, the 23rd scheduled trading day immediately preceding the mandatory settlement date. Unless earlier settled, each Purchase Contract will settle on the mandatory settlement date based on a “settlement rate” determined as follows (subject to adjustment and our right to settle in APC Stock):

•	if the applicable market value of WGP common units is greater than $69.8422, the settlement rate will be 0.7159 WGP common units for each Purchase Contract (the “minimum settlement rate”);

•	if the applicable market value of WGP common units is less than or equal to $69.8422 but greater than or equal to $58.20, the settlement rate will be a number of WGP common units for each Purchase Contract equal to $50, divided by the applicable market value of WGP common units; and

•	if the applicable market value of WGP common units is less than $58.20, the settlement rate will be 0.8591 WGP common units for each Purchase Contract (the “maximum settlement rate”).

The “daily VWAPs” with respect to WGP common units means, on any date of determination, the per WGP common unit volume-weighted average price as displayed under the heading Bloomberg VWAP on Bloomberg page “WGP <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading on the relevant trading day until the scheduled close of trading on the relevant trading day (or if such volume weighted average price is unavailable, the market price of one WGP common unit on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company).

At any time prior to 5:00 p.m., New York City time, on the 33rd scheduled trading day immediately preceding the mandatory settlement date, a holder of a Purchase Contract may settle its Purchase Contract early, subject to satisfaction of certain conditions, and the Company will deliver 0.6443 WGP common units per Purchase Contract (subject to adjustment), which is approximately 90% of the minimum settlement rate, subject to the Company’s right to elect to issue and deliver shares of APC Stock in lieu of such WGP common units. In addition, if a “fundamental change” (as defined in the Prospectus Supplement) occurs and the holder of a Purchase Contract elects to settle such Purchase Contract early in connection with such fundamental change, such holder will receive a number of WGP common units based on the fundamental change early settlement rate, as described in the Prospectus Supplement, subject to the Company’s right to elect to issue and deliver APC Stock in lieu of such WGP common units. Except for cash in lieu of fractional WGP common units or fractional shares of APC Stock, as the case may be, the Purchase Contract holders will not receive any cash distributions under the Purchase Contracts.

Upon early settlement of a Purchase Contract at the holder’s election, the corresponding Amortizing Note will remain outstanding and beneficially owned by or registered in the name of, as the case may be, the holder who elected to settle the related Purchase Contract early.

Amortizing Notes

Each Amortizing Note will have an initial principal amount of $10.9507, will bear interest at an annual rate of 1.50% and will have a final installment payment date of June 7, 2018. On each March 7, June 7, September 7 and December 7, commencing on September 7, 2015, the Company will pay equal quarterly cash installments of $0.9375 per Amortizing Note (except for the September 7, 2015 installment payment, which will be $0.9063 per Amortizing Note), which will constitute a payment of interest and a partial repayment of principal, and which cash payment in the aggregate per year will be equivalent to 7.50% per year with respect to each $50 stated amount of Units. The Amortizing Notes will be senior unsecured obligations of the Company and will rank:

•	senior in right of payment to any of the Company’s indebtedness that is expressly subordinated in right of payment to the Amortizing Notes;

•	equal in right of payment to any of the Company’s indebtedness that is not so subordinated;

•	effectively junior in right of payment to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness; and

•	structurally junior to all indebtedness and other liabilities (including trade payables) of the Company’s subsidiaries.

The Indenture contains customary terms and covenants, including that upon certain events of default occurring and continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the Amortizing Notes then outstanding may declare the unpaid principal of the Amortizing Notes and any accrued and unpaid interest thereon immediately due and payable. In the case of certain events of bankruptcy, insolvency or reorganization relating to the Company, the principal amount of the Amortizing Notes together with any accrued and unpaid interest thereon will automatically become and be immediately due and payable.

General

Each Unit may be separated into its constituent Purchase Contract and Amortizing Note after the initial issuance date of the Units, and the separate components may be combined to create a Unit, in each case in accordance with the terms of the Purchase Contract Agreement.

The Company has been approved to list the Units on the New York Stock Exchange under the symbol “AEUA,” subject to notice of the closing of this offering. The Company expects trading on the New York Stock Exchange to begin within 30 calendar days. The Company does not intend to apply to list the separate Purchase Contracts or the separate Amortizing Notes on any securities exchange or automated inter-dealer quotation system.

The Company intends to use the net proceeds from this offering for general corporate purposes.

R. A. Walker, the Chief Executive Officer and a director of the Company, purchased approximately $125,000 stated amount of Units in connection with this offering at the public offering price.

The foregoing descriptions of the Terms Agreement, the Purchase Contract Agreement, the Indenture and the related instruments and transactions associated therewith do not purport to complete and are subject to, and qualified in their entirety by, the full text of the agreements and instruments, each of which is attached hereto as an Exhibit.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registration.

The description contained under Item 1.01 above is hereby incorporated by reference in its entirety into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

1.1	Terms Agreement (including the Underwriting Agreement (Standard Provisions) incorporated therein), dated June 4, 2015, among Anadarko Petroleum Corporation, Western Gas Equity Partners, LP, Western Gas Equity Holdings, LLC and J.P. Morgan Securities LLC, as representative of the other underwriters named therein.

4.1	Purchase Contract Agreement, dated June 10, 2015, between Anadarko Petroleum Corporation and The Bank of New York Mellon Trust Company, N.A.

4.2	Third Supplemental Indenture, dated June 10, 2015, between Anadarko Petroleum Corporation and The Bank of New York Mellon Trust Company, N.A.

4.3	Form of Unit (included in Exhibit 4.1).

4.4	Form of Purchase Contract (included in Exhibit 4.1).

4.5	Form of Amortizing Note (included in Exhibit 4.2).

5.1	Opinion of Vinson & Elkins L.L.P.

8.1	Opinion of Vinson & Elkins L.L.P. relating to tax matters.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANADARKO PETROLEUM CORPORATION

Date: June 10, 2015	By:	/s/ Robert K. Reeves
	Name:	Robert K. Reeves
	Title:	Executive Vice President, General Counsel and Chief Administrative Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Terms Agreement (including the Underwriting Agreement (Standard Provisions) incorporated therein), dated June 4, 2015, among Anadarko Petroleum Corporation, Western Gas Equity Partners, LP, Western Gas Equity Holdings, LLC and J.P. Morgan Securities LLC, as representative of the other underwriters named therein.

4.1	Purchase Contract Agreement, dated June 10, 2015, between Anadarko Petroleum Corporation and The Bank of New York Mellon Trust Company, N.A.

4.2	Third Supplemental Indenture, dated June 10, 2015, between Anadarko Petroleum Corporation and The Bank of New York Mellon Trust Company, N.A.

4.3	Form of Unit (included in Exhibit 4.1).

4.4	Form of Purchase Contract (included in Exhibit 4.1).

4.5	Form of Amortizing Note (included in Exhibit 4.2).

5.1	Opinion of Vinson & Elkins L.L.P.

8.1	Opinion of Vinson & Elkins L.L.P. relating to tax matters.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).